SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Hamilton, Bermuda, March 5, 2020 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group” or the “Company”) today reported results for the fourth quarter and full year ended December 31, 2019. The Company reported a comprehensive (loss) of $(117) million for the fourth quarter of 2019 compared to $(136) million for the fourth quarter of 2018. For the year ended December 31, 2019, the comprehensive loss was $(82) million compared to a comprehensive loss of $(80) million for the year ended December 31, 2018. Book value per common share was $14.23 as of December 31, 2019 compared to $14.80 as of December 31, 2018, a decrease of 3.9%.
Adjusted book value per share(1) was $14.57 as of December 31, 2019, compared to $15.24 as of December 31, 2018, a decrease of 4.4%. Adjusted tangible book value per share(1) was $10.22 as of December 31, 2019, compared to $10.76 as of December 31, 2018, a decrease of 5.0%.
“Although we made substantial progress on our global reorganization during the year, our 2019 financial results were overwhelmed by underwriting losses mainly in our Property lines,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. “Regarding our ownership situation, we have been working hard in developing actionable alternatives. This includes, but is not limited to, alternatives that could enhance the Company’s capital position and demonstrate financial flexibility. We recently announced that we have engaged Barclays to assist in a path forward. We have a 75-year history in this business, and we’ve successfully managed through past storms and transitions. We are confident that this time will be no different.”
è Net (loss) attributable to common shareholders for the fourth quarter of 2019 was $(137) million. Basic and diluted earnings per common share was $(1.19). This compares to net (loss) attributable to common shareholders of $(154) million and basic and diluted earnings per common share of $(1.31) for the fourth quarter of 2018.
è For the year ended December 31, 2019, net (loss) attributable to common shareholders was $(38) million. Basic earnings per common share was $(0.33) and diluted earnings per common share was $(0.37). This compares to a net (loss) attributable to common shareholders of $(43) million and basic and diluted earnings per common share of $(0.36) for the year ended December 31, 2018.
è For the fourth quarter of 2019, Operating (loss) attributable to common shareholders(1) was $(96) million compared to an Operating (loss) attributable to common shareholders of $(106) million for the fourth quarter of 2018. For the year ended December 31, 2019, Operating (loss) attributable to common shareholders was $(162) million compared to an Operating (loss) attributable to common shareholders of $(56) million for 2018.
"The fourth quarter result was negatively impacted by losses in our Global Property segment, including $65 million from Typhoon Hagabis as well as $20 million of losses from riots in Chile," commented Ralph Salamone, Executive Vice President and Chief Financial Officer of Sirius Group. “On the positive side, our investment portfolio performed well for the year with a 5.2% return. In January 2020 our Sirius Global Solutions team completed an incoming run-off Loss Portfolio bringing on $70 million of assets and reserves, demonstrating their ability to deliver run-off solutions.”

(1) Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) attributable to common shareholders are non-GAAP financial measures. See accompanying Reconciliation of Non-GAAP Financial Measures.

Fourth Quarter and Full Year 2019 Summary
Underwriting
Sirius Group’s combined ratio was 121% for the fourth quarter of 2019 compared to 127% for the fourth quarter of 2018. The decrease in the combined ratio was mainly driven by lower current year catastrophe losses, partially offset by current accident year losses in the Global Property and Specialty & Casualty segments. The fourth quarter of 2019 included 19 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, compared to 33 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, for the fourth quarter of 2018. The fourth quarter of 2019 also included 4 points of net unfavorable prior year loss reserve development compared to 5 points of net unfavorable prior year loss reserve development for the fourth quarter of 2018.

•
Gross written premiums for the fourth quarter of 2019 were $380 million, an increase of 25% compared to the fourth quarter of 2018, driven by Specialty & Casualty ($46 million) and Global Property ($41 million).

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, were $75 million for the fourth quarter of 2019 compared to $114 million for the fourth quarter of 2018.

•	Highlights by reportable segment for the fourth quarter of 2019 include the following:

•
Global Property produced a $(75) million underwriting (loss) and a 143% combined ratio driven mainly by catastrophe losses and current accident year losses. Current year catastrophe losses, net of reinsurance and reinstatement premiums, were $74 million for the quarter primarily from Typhoon Hagibis ($65 million) and Typhoon Lekima ($8 million).

•	Global A&H produced $3 million of underwriting income, including net service fee income, and a combined ratio of 97%.

•
Specialty & Casualty produced a $(15) million underwriting (loss) and a combined ratio of 115%, driven mainly by current accident year losses for Aviation (including $8 million from the first quarter of 2019 Ethiopian Airlines flight crash) and Casualty. Partially offsetting these losses was net favorable prior year loss reserve development of $3 million.

•	Runoff & Other produced $1 million of underwriting income driven mainly by net favorable prior year loss reserve development.
For the year ended December 31, 2019, Sirius Group’s combined ratio was 111% compared to 103% for the year ended December 31, 2018. The increase in the combined ratio was driven primarily by net unfavorable prior year loss reserve development and higher current accident year losses in the Global Property and Specialty & Casualty segments. Sirius Group's 2019 combined ratio included 7 points of net unfavorable prior year loss reserve development compared to 1 point of net favorable prior year loss reserve development in 2018. The combined ratios for the years 2019 and 2018 included 13 points and 15 points, respectively, of current year catastrophe losses, net of reinsurance and reinstatement premiums.
Gross written premiums for 2019 were $1,903 million, an increase of 5% compared to 2018, driven by increases in the Specialty & Casualty segment ($132 million) and the Global A&H segment ($92 million) partially offset by a decrease in the Global Property segment ($114 million).

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $194 million for each of the years ended December 31, 2019 and 2018.

•	Highlights by reportable segment for 2019 included the following:

•
Global Property produced an underwriting (loss) of $(129) million and a 120% combined ratio driven by catastrophes losses of $192 million, net of reinsurance and reinstatement premiums, from Typhoon Hagibis ($65 million), Typhoon Faxai ($53 million) and Hurricane Dorian ($40 million). In addition, 2019 included higher current accident year losses, and net unfavorable prior year loss reserve development of $92 million.

•	Global A&H produced $42 million of underwriting income, including net service fee income from IMG and Armada of $27 million, and a combined ratio of 97%.

•	Specialty & Casualty produced an underwriting loss of $(51) million and a combined ratio of 114%, driven mainly by higher current accident year losses in Aviation (including $12 million from the 2019

Ethiopian Airlines flight crash) and Casualty. Underwriting results were also negatively impacted by net unfavorable prior year loss reserve development of $12 million, primarily from the Casualty Reinsurance book.

•	Runoff & Other produced an underwriting (loss) of $(13) million mainly due to operating expenses.

Investments and Other

•	During the fourth quarter of 2019, the investment portfolio returned 0.4% in original currencies and 0.8% in U.S. Dollars.

•
Total investment result for the fourth quarter of 2019, which includes the sum of net investment income, net realized and unrealized investment gains (losses) in net income, and change in foreign currency translation on investments recognized through other comprehensive income, was $37 million, compared to $(42) million in 2018, an increase of $79 million.  Included in the fourth quarter investment results are foreign exchange gains (losses) of $24 million in 2019 compared to $(5) million in 2018.

•	For the year ended December 31, 2019, the investment portfolio returned 5.2% in both original currencies and in U.S. Dollars.

•
Total investment result for the full year 2019 was $178 million, compared to $(46) million in 2018, an increase of $224 million. Included in the full year investment results are foreign exchange gains (losses) of $1 million in 2019 compared to $(44) million in 2018.

•
Common shareholders’ equity as of December 31, 2019 was $1,640 million compared to $1,705 million at December 31, 2018. The decrease was primarily due to a comprehensive loss of $(82) million. Book value ended the fourth quarter of 2019 at $1,640 million compared to $1,705 million as of December 31, 2018. Adjusted book value(1) ended the fourth quarter of 2019 at $1,868 million compared to $1,937 million as of December 31, 2018.

Supplemental Materials
In addition to this press release, we have provided supplemental financial information relating to fourth quarter and full year results. Readers are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.
Non-GAAP Financial Measures
In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures: Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) income attributable to common shareholders. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’). A reconciliation of Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) income attributable to common shareholders to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.
About Sirius Group
Sirius Group, with $2.5 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London. Sirius Group’s success over the years has come from working with honest, capable partners. Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and IMG, Inc. Sirius Group has been publicly traded since November 2018. You can learn more by visiting www.siriusgroup.com.

Cautionary Note Regarding Forward-Looking Statements
We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the future ownership, capital position and financial flexibility of the Company. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in or withdrawal of Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; losses related to cyber-attacks on Sirius Group's information technology systems; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements; Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; CMIG International Holding Pte. Ltd.’s status as a controlling shareholder, including its affiliates' liquidity issues, and actions taken by CMIG International Holding Pte. Ltd or any other parties in interest in connection with such liquidity issues including ownership changes; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; the consequences of the written resolution of Sirius Group's controlling shareholder which may prohibit the Board of Sirius Group from issuing any form of equity without shareholder approval; and other risks identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this release.

Contact:
Sirius Group
Investor Relations
investor.relations@siriusgroup.com
(212) 312-2525

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at December 31, 2019 and December 31, 2018

(Expressed in millions of U.S. dollars, except share information)	December 31, 2019	December 31, 2018
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2019: $1,656.6; 2018: $1,952.9)	$1,681.0	$1,949.2
Short-term investments, at fair value (Amortized cost 2019: $1,090.9; 2018: $716.1)	1,085.2	715.5
Equity securities, trading, at fair value (Cost 2019: $379.2; 2018: $409.4)	405.2	380.0
Other long-term investments, at fair value (Cost 2019: $315.4; 2018: $337.6)	346.8	365.0
Cash	136.3	119.4
Restricted cash	14.3	12.8
Total investments and cash	3,668.8	3,541.9
Accrued investment income	11.2	14.1
Insurance and reinsurance premiums receivable	730.1	630.6
Reinsurance recoverable on unpaid losses	410.3	350.2
Reinsurance recoverable on paid losses	73.9	55.0
Funds held by ceding companies	293.9	186.8
Ceded unearned insurance and reinsurance premiums	162.0	159.8
Deferred acquisition costs	148.2	141.6
Deferred tax asset	166.7	202.5
Accounts receivable on unsettled investment sales	6.7	5.0
Goodwill	400.8	400.6
Intangible assets	179.8	195.6
Other assets	161.4	124.0
Total assets	$6,413.8	$6,007.7
Liabilities
Loss and loss adjustment expense reserves	$2,331.5	$2,016.7
Unearned insurance and reinsurance premiums	708.0	647.2
Ceded reinsurance payable	244.7	206.9
Funds held under reinsurance treaties	169.1	110.6
Deferred tax liability	205.9	237.4
Debt	685.2	696.8
Accounts payable on unsettled investment purchases	2.3	3.2
Other liabilities	201.3	150.5
Total liabilities	4,548.0	4,069.3
Commitments and contingencies
Mezzanine equity
Series B preference shares	223.0	232.2
Total mezzanine equity	223.0	232.2
Common shareholders' equity
Common shares (shares issued and outstanding, 2019: 115,299,341; 2018: 115,151,251)	1.2	1.2
Additional paid-in surplus	1,098.2	1,089.1
Retained earnings	778.5	816.6
Accumulated other comprehensive (loss)	(237.5)	(202.4)
Total common shareholders' equity	1,640.4	1,704.5
Non-controlling interests	2.4	1.7
Total equity	1,642.8	1,706.2
Total liabilities, mezzanine equity, and equity	$6,413.8	$6,007.7

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss) (Unaudited)
For the three months and years ended December 31, 2019 and 2018

	Three months ended December 31		Years ended December 31
(Expressed in millions of U.S. dollars, except share and per share information)	2019	2018	2019	2018
Revenues
Net earned insurance and reinsurance premiums	$384.8	$347.8	$1,441.6	$1,262.3
Net investment income	17.4	19.6	84.7	71.4
Net realized investment gains (losses)	16.8	(5.7)	56.7	2.3
Net unrealized investment (losses) gains	(62.8)	(52.2)	80.6	(23.2)
Net foreign exchange (losses) gains	(1.7)	1.0	7.7	22.7
Revaluation of contingent consideration	(2.2)	9.6	(6.3)	9.6
Other revenue	(0.3)	16.7	55.1	112.7
Total revenues	352.0	336.8	1,720.1	1,457.8
Expenses
Loss and loss adjustment expenses	359.8	347.2	1,170.3	900.0
Insurance and reinsurance acquisition expenses	73.3	66.4	288.7	255.4
Other underwriting expenses	32.0	29.1	138.2	146.2
General and administrative expenses	29.2	19.9	109.8	77.9
Intangible asset amortization expenses	4.0	4.0	15.8	15.8
Impairment of intangible assets	—	8.0	—	8.0
Interest expense on debt	7.7	7.7	31.0	30.8
Total expenses	506.0	482.3	1,753.8	1,434.1
Pre-tax (loss) income	(154.0)	(145.5)	(33.7)	23.7
Income tax benefit (expense)	3.7	15.0	(11.9)	(40.4)
Net (loss)	(150.3)	(130.5)	(45.6)	(16.7)
Less: Income attributable to non-controlling interests	(0.1)	(0.5)	(1.7)	(1.4)
Net (loss) attributable to Sirius Group	(150.4)	(131.0)	(47.3)	(18.1)
Change in carrying value of Series B preference shares	13.1	(36.4)	9.2	(36.4)
Add: Gain on redemption of Series A redeemable preference shares	—	13.8	—	13.8
Less: Accrued dividends on Series A redeemable preference shares	—	—	—	(2.6)
Net (loss) attributable to Sirius Group's common shareholders	$(137.3)	$(153.6)	$(38.1)	$(43.3)

Net (loss) per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(1.19)	$(1.31)	$(0.33)	$(0.36)
Diluted earnings per common share and common share equivalent	$(1.19)	$(1.31)	$(0.37)	$(0.36)
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,258,327	117,040,026	115,234,105	119,253,924
Diluted weighted average number of common shares and common share equivalents outstanding	115,258,327	117,040,026	127,135,775	119,253,924

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss) (Unaudited)
For the three months and years ended December 31, 2019 and 2018

	Three months ended December 31		Years ended December 31
(Expressed in millions of U.S. dollars)	2019	2018	2019	2018
Comprehensive (loss)
Net (loss)	$(150.3)	$(130.5)	$(45.6)	$(16.7)
Other comprehensive income (loss)
Change in foreign currency translation, net of tax	33.9	(4.7)	(35.1)	(61.9)
Total other comprehensive income (loss)	33.9	(4.7)	(35.1)	(61.9)
Comprehensive (loss)	(116.4)	(135.2)	(80.7)	(78.6)
Net (income) attributable to non-controlling interests	(0.1)	(0.5)	(1.7)	(1.4)
Comprehensive (loss) attributable to Sirius Group	$(116.5)	$(135.7)	$(82.4)	$(80.0)

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended December 31, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$127.9	$133.9	$118.3	$(0.5)	$—	$379.6
Net written premiums	$89.1	$98.0	$105.7	$1.0	$—	$293.8
Net earned insurance and reinsurance premiums	$172.0	$113.3	$98.5	$1.0	$—	$384.8
Loss and allocated LAE	(204.4)	(72.7)	(77.2)	2.6	—	(351.7)
Insurance and reinsurance acquisition expenses	(25.1)	(30.7)	(26.6)	(0.3)	9.4	(73.3)
Technical (loss) profit	(57.5)	9.9	(5.3)	3.3	9.4	(40.2)
Unallocated LAE	(1.2)	(1.9)	(2.2)	(0.1)	(2.7)	(8.1)
Other underwriting expenses	(16.0)	(4.9)	(7.5)	(1.3)	(2.3)	(32.0)
Underwriting (loss) income	(74.7)	3.1	(15.0)	1.9	4.4	(80.3)
Service fee revenue	—	26.6	—	—	(10.3)	16.3
Managing general underwriter unallocated LAE	—	(3.6)	—	—	3.6	—
Managing general underwriter other underwriting expenses	—	(2.3)	—	—	2.3	—
General and administrative expenses, MGU + Runoff & Other	—	(20.6)	—	(0.7)	—	(21.3)
Underwriting (loss) income, including net service fee income	$(74.7)	$3.2	$(15.0)	$1.2	$—	$(85.3)

Underwriting Ratios (1) (2)
Loss ratio	119.5%	65.8%	80.6%	NM	NM	93.5%
Acquisition expense ratio	14.6%	27.1%	27.0%	NM	NM	19.0%
Other underwriting expense ratio	9.3%	4.3%	7.6%	NM	NM	8.3%
Combined ratio	143.4%	97.2%	115.2%	NM	NM	120.8%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Year Ended December 31, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$848.4	$593.4	$456.7	$4.2	$—	$1,902.7
Net written premiums	$625.7	$458.1	$416.3	$2.5	$—	$1,502.6
Net earned insurance and reinsurance premiums	$635.9	$443.3	$360.2	$2.2	$—	$1,441.6
Loss and allocated LAE	(582.7)	(271.3)	(271.6)	(1.8)	—	(1,127.4)
Insurance and reinsurance acquisition expenses	(107.3)	(125.8)	(98.8)	(2.9)	46.1	(288.7)
Technical (loss) profit	(54.1)	46.2	(10.2)	(2.5)	46.1	25.5
Unallocated LAE	(11.4)	(7.4)	(9.3)	(1.0)	(13.8)	(42.9)
Other underwriting expenses	(63.9)	(23.7)	(31.2)	(5.9)	(13.5)	(138.2)
Underwriting (loss) income	(129.4)	15.1	(50.7)	(9.4)	18.8	(155.6)
Service fee revenue	—	124.2	—	—	(49.6)	74.6
Managing general underwriter unallocated LAE	—	(17.3)	—	—	17.3	—
Managing general underwriter other underwriting expenses	—	(13.5)	—	—	13.5	—
General and administrative expenses, MGU + Runoff & Other	—	(66.9)	—	(3.7)	—	(70.6)
Underwriting (loss) income, including net service fee income	$(129.4)	$41.6	$(50.7)	$(13.1)	$—	$(151.6)

Underwriting Ratios (1) (2)
Loss ratio	93.4%	62.9%	78.0%	NM	NM	81.2%
Acquisition expense ratio	16.9%	28.4%	27.4%	NM	NM	20.0%
Other underwriting expense ratio	10.0%	5.3%	8.7%	NM	NM	9.6%
Combined ratio	120.3%	96.6%	114.1%	NM	NM	110.8%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended December 31, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$86.7	$125.6	$72.2	$18.3	$—	$302.8
Net written premiums	$85.9	$93.6	$64.4	$17.8	$—	$261.7
Net earned insurance and reinsurance premiums	$159.7	$99.2	$71.2	$17.7	$—	$347.8
Loss and allocated LAE	(206.4)	(51.0)	(55.5)	(25.3)	—	(338.2)
Insurance and reinsurance acquisition expenses	(27.6)	(27.4)	(20.6)	(0.5)	9.7	(66.4)
Technical (loss) profit	(74.3)	20.8	(4.9)	(8.1)	9.7	(56.8)
Unallocated LAE	(2.8)	(1.6)	(1.4)	—	(3.2)	(9.0)
Other underwriting expenses	(15.2)	(6.7)	(3.9)	(1.1)	(2.2)	(29.1)
Underwriting (loss) income	(92.3)	12.5	(10.2)	(9.2)	4.3	(94.9)
Service fee revenue	—	26.2	—	—	(10.7)	15.5
Managing general underwriter unallocated LAE	—	(4.2)	—	—	4.2	—
Managing general underwriter other underwriting expenses	—	(2.2)	—	—	2.2	—
General and administrative expenses, MGU + Runoff & Other	—	(16.1)	—	(0.2)	—	(16.3)
Underwriting (loss) income, including net service fee income	$(92.3)	$16.2	$(10.2)	$(9.4)	$—	$(95.7)

Underwriting Ratios (1) (2)
Loss ratio	131.0%	53.0%	79.9%	NM	NM	99.8%
Acquisition expense ratio	17.3%	27.6%	28.9%	NM	NM	19.1%
Other underwriting expense ratio	9.5%	6.8%	5.5%	NM	NM	8.4%
Combined ratio	157.8%	87.4%	114.3%	NM	NM	127.3%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Year ended December 31, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$962.4	$500.6	$325.1	$32.9	$—	$1,821.0
Net written premiums	$655.0	$379.8	$292.7	$29.6	$—	$1,357.1
Net earned insurance and reinsurance premiums	$636.0	$357.6	$239.5	$29.2	$—	$1,262.3
Loss and allocated LAE	(518.2)	(189.0)	(142.9)	(13.0)	—	(863.1)
Insurance and reinsurance acquisition expenses	(121.1)	(109.7)	(65.5)	(2.8)	43.7	(255.4)
Technical (loss) profit	(3.3)	58.9	31.1	13.4	43.7	143.8
Unallocated LAE	(10.5)	(5.9)	(5.9)	(1.6)	(13.0)	(36.9)
Other underwriting expenses	(68.2)	(27.4)	(28.2)	(6.3)	(16.1)	(146.2)
Underwriting (loss) income	(82.0)	25.6	(3.0)	5.5	14.6	(39.3)
Service fee revenue	—	115.7	—	—	(44.7)	71.0
Managing general underwriter unallocated LAE	—	(14.0)	—	—	14.0	—
Managing general underwriter other underwriting expenses	—	(16.1)	—	—	16.1	—
General and administrative expenses, MGU + Runoff & Other	—	(53.6)	—	(3.1)	—	(56.7)
Underwriting (loss) income, including net service fee income	$(82.0)	$57.6	$(3.0)	$2.4	$—	$(25.0)

Underwriting Ratios (1) (2)
Loss ratio	83.1%	54.5%	62.1%	NM	NM	71.3%
Acquisition expense ratio	19.0%	30.7%	27.3%	NM	NM	20.2%
Other underwriting expense ratio	10.7%	7.7%	11.8%	NM	NM	11.6%
Combined ratio	112.8%	92.9%	101.2%	NM	NM	103.1%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Reconciliation of Non-GAAP Financial Measures

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share are non-GAAP financial measures. Adjusted book value and Adjusted book value per share are used to show the Company’s total worth on a per-share basis and are useful to management and investors in analyzing the intrinsic value of the Company. Adjusted tangible book value and Adjusted tangible book value per share are useful to investors because they measure the realizable value of shareholder returns, excluding the impact of goodwill, intangible assets, and net deferred liability on intangible assets.

Adjusted shares outstanding is derived by summing Common shares outstanding, Series B preference shares outstanding, and the earned portion of share-based compensation awards. Adjusted book value is derived by summing Total common shareholders’ equity, the Series B preference share amount reflected in mezzanine equity, and the Earned portion of future proceeds from stock option awards. Outstanding warrants are excluded as they are anti-dilutive as of the respective reporting dates. Adjusted tangible book value is derived by subtracting Goodwill, Intangible assets and Net deferred tax liability on intangible assets from Adjusted book value.

At December 31, 2019, Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share include the earned effects of share-based compensation awards issued during 2019.

Adjusted book value per share is derived by dividing the Adjusted book value by the Adjusted shares outstanding. Adjusted tangible book value per share is derived by dividing Adjusted tangible book value by the Adjusted shares outstanding.

The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	December 31,	December 31,
(Expressed in millions of U.S. dollars, except share and per share amounts)	2019	2018
Common shares outstanding	115,299,341	115,151,251
Series B preference shares outstanding	11,901,670	11,901,670
Earned share-based compensation awards, excluding stock options	629,716	—
Earned portion of Stock option awards issued	381,929	—
Adjusted shares outstanding	128,212,656	127,052,921

Total common shareholders’ equity	$1,640.4	$1,704.5
Series B preference shares	223.0	232.2
Earned portion of future proceeds from stock option awards	4.9	—
Adjusted book value	$1,868.3	$1,936.7
Goodwill	(400.8)	(400.6)
Intangible assets	(179.8)	(195.6)
Net deferred tax liability on intangible assets	22.8	26.3
Adjusted tangible book value	$1,310.5	$1,366.8

Book value per common share	$14.23	$14.80
Adjusted book value per share	$14.57	$15.24
Adjusted tangible book value per share	$10.22	$10.76

Operating (loss) attributable to common shareholders

The Company uses Operating (loss) attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) attributable to common shareholders as used herein differs from net (loss) attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net (loss) attributable to common shareholders to Operating (loss) attributable to common shareholders:

	Three months ended December 31,		Years ended December 31,
(Expressed in millions of U.S. dollars)	2019	2018	2019	2018
Net (loss) attributable to common shareholders	$(137.3)	$(153.6)	$(38.1)	$(43.3)
Adjustment for net realized and unrealized losses (gains) on investments	46.0	57.9	(137.3)	20.9
Adjustment for net foreign exchange losses (gains)	1.7	(1.0)	(7.7)	(22.7)
Adjustment for income tax (benefit) expense(1)	(6.2)	(9.7)	21.4	(11.3)
Operating (loss) attributable to common shareholders	$(95.8)	$(106.4)	$(161.7)	$(56.4)
(1)Adjustment for income tax expense represents the income tax expense associated with the adjustment for net realized and unrealized gains on investments and the income tax expense associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.